As filed with the Securities and Exchange Commission on January 24, 2011

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

PROSPER MARKETPLACE, INC.
(Exact name of registrant as specified in its charter)
Delaware	6199	73-1733867
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number	Identification Number)

111 Sutter Street, 22nd Floor
San Francisco, CA  94104
(415) 593-5400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sachin Adarkar, Esq.
General Counsel
111 Sutter Street, 22nd Floor
San Francisco, CA  94104
(415) 593-5400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Keir D. Gumbs, Esq.
Covington & Burling LLP
1201 Pennsylvania Avenue, NW
Washington, DC 20004
(202) 662-6000

        Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 as amended (the “Securities Act”), check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
	Amount to Be	Offering Price	Aggregate	Registration
Title of Securities to Be Registered	Registered	per Share (1)	Offering Price	Fee

Borrower Payment Dependent Notes	2,922	—	$131,221	$15.23

(1)   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED January 24, 2011

Up to $131,221 Aggregate Principal Amount of Borrower Payment Dependent Notes
 Rescission Offer

We are offering, under the terms and conditions described in this prospectus, to rescind (the “Rescission Offer”) the previous purchase of 2,922 of our Borrower Payment Dependent Notes (“Notes”) by residents of the State of Florida during the period beginning on July 10, 2010 and ending on August 5, 2010 (the “Purchase Period”).

    The Rescission Offer applies only to Notes purchased by Florida residents from Prosper during the Purchase Period (the “Rescission Notes”). If you purchased a Rescission Note during the Purchase Period and have not resold it on the Folio Investing Note Trader Platform (the “Note Trader Platform”),then, by accepting the Rescission Offer, you are agreeing to resell the Rescission Note to us at a repurchase price equal to the aggregate outstanding principal balance of the Rescission Note as of the date that is 30 days from the date of this Prospectus (the “Expiration Date”).

    If you purchased a Rescission Note during the Purchase Period but have resold it through the Note Trader Platform, you can still accept the Rescission Offer.  But in that case, instead of repurchasing the Rescission Note, we will make a payment to you equal to the amount, if any, by which the purchase price you paid for the Rescission Note exceeds the amount you received for reselling the Rescission Note on the Note Trader Platform.

    In either case, you are also entitled to receive interest at a rate of 6% per annum on the original purchase price of the Rescission Note from the date you purchased the Rescission Note through the Expiration Date; provided, however, that you are only entitled to receive this interest payment if and to the extent the amount of such interest exceeds the total interest, late fees and other fees you have received with respect to the Rescission Note as of the Expiration Date.

The Rescission Offer will expire at 5:00 p.m., U.S. Pacific Time, on [•], 2011, which is the Expiration Date.

Our principal executive offices are located at 111 Sutter Street, 22nd Floor, San Francisco, CA 94104. Our telephone number is (415) 593-5400.

A Rescission Offer Election Form is set forth in the email that accompanied this prospectus.   You may accept the Rescission Offer by clicking on the “I ACCEPT THE RESCISSION OFFER” button at the bottom of the form on or before the Expiration Date. You do not need to take any action to reject the Rescission Offer. If you fail to click on the “I ACCEPT THE RESCISSION OFFER” button on the Rescission Offer Election Form on or before the Expiration Date, you will be deemed by us to have rejected the Rescission Offer. Acceptance or rejection of the Rescission Offer may prevent you from maintaining any action against us based on a claim that we failed to register the Rescission Notes in the State of Florida. In any event, such claim may be barred by applicable statutes of limitation. See “Risk Factors – Your right of rescission, if any, under state law may not survive if you fail to accept the Rescission Offer” on page 4.

Investing in our Notes involves risks.  See “Risk Factors” on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is [•], 2011

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. This prospectus is not an offer to sell or buy nor is it soliciting an offer to buy or sell these securities in any jurisdiction where such offer, solicitation or sale is not permitted. You should assume that the information contained in this prospectus is accurate only as of its date and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise requires, we use the terms “Prosper,” “the Company,” “our company,” “we,” “us” and “our” in this prospectus to refer to Prosper Marketplace, Inc., a Delaware corporation.

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FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can generally be identified by the use of words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “intend,” “anticipate,” “plan,” “continue” or similar expressions. In particular, information appearing under “Risk Factors” in this prospectus, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, pages 60 to 71, in our Quarterly Report on Form 10-Q for the period ended March 31, 2010, pages 25 to 45, in our Quarterly Report on Form 10-Q for the period ended June 30, 2010, pages 25 to 44, and in our Quarterly Report on Form 10-Q for the period ended September 30, 2010, pages 25 to 46, all of which are incorporated by reference into this prospectus, includes forward-looking statements. Forward-looking statements inherently involve many risks and uncertainties that could cause actual results to differ materially from those projected in those statements. Where, in any forward-looking statement, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management, is expressed in good faith and is believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. The following include some but not all of the factors that could cause actual results or events to differ materially from those anticipated:

•	our expectations regarding the effect of the Rescission Offer on the rescission or damage rights of persons who purchased Rescission Notes;

•	the performance of the Notes, which are special, limited obligations that are not secured, guaranteed or insured;

•	our ability to make payments on the Notes, including in the event that borrowers fail to make payments on the corresponding loans;

•	the reliability of the information about borrowers that is supplied by borrowers;

•	our ability to service the loans, and the ability of Prosper or a third party debt collector to pursue collection against any borrower, including in the event of fraud or identity theft;

•	credit risks posed by the credit worthiness of borrowers, the lack of a maximum debt-to-income ratio for borrowers, and the effectiveness of Prosper’s credit rating systems;

•	actions by some borrowers to defraud lender members and risks associated with identity theft;

•	our limited operational history and lack of significant historical performance data about borrower performance;

•	the impact of current economic conditions on the performance of the Notes and loss rates of the Notes;

•	payments by borrowers on the loans in light of the facts that the loans do not impose restrictions on borrowers;

•	our compliance with applicable local, state and federal securities laws, including the Investment Advisers Act of 1940, the Investment Company Act of 1940 and other laws;

•	the application of federal and state bankruptcy and insolvency laws to borrowers and to Prosper;

•	the impact of borrower defaults and prepayments on the return on the Notes;

•	the lack of a public trading market for the Notes and the ability to resell the Notes on the Note Trader platform;

•	the federal income tax treatment of an investment in the Notes;

•	the resolution of pending litigation involving Prosper, including any state or federal securities litigation; and

•	our ability to compete successfully in the peer-to-peer and consumer lending industry.

       There may be other factors that may cause our actual results to differ materially from the forward-looking statements. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them does, what impact they will have on our results of operations and financial condition. You should carefully read the factors described in the “Risk Factors” section of this prospectus and in the documents incorporated by reference into this prospectus for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements.

     All forward-looking statements speak only as of the date of this prospectus or the document in which they are contained, and are expressly qualified in their entirety by the cautionary statements included in this prospectus and the documents incorporated into this prospectus by reference. We undertake no obligation to update or revise forward-looking statements that may be made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

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QUESTIONS AND ANSWERS ABOUT THE RESCISSION OFFER

The following questions and answers are intended to address briefly some commonly asked questions regarding the Rescission Offer. These questions and answers do not address all questions that may be important to you as a purchaser of Rescission Notes. Please refer to “The Rescission Offer” beginning on page 5 and the more detailed information contained elsewhere in this prospectus and the documents incorporated by reference into this prospectus, which you should read carefully.

Q:	What is a rescission offer?

A:	A rescission offer is an offer by the issuer of securities to repurchase such securities at their purchase price plus statutory interest.

Q:	Why are you making the Rescission Offer?

A:
During the period beginning July 10, 2010 and ending August 5, 2010 (the “Purchase Period”), we inadvertently allowed our registration in Florida to offer and sell our Borrower Payment Dependent Notes (“Notes”) to expire.  We submitted an application to renew our registration to the Florida Office of Financial Regulation (the “FOFR”) on August 5, 2010. The FOFR approved our application effective as of August 6, 2010.  At that time, the FOFR also informed us that, pursuant to Section 517.211(1), Florida Statutes, we were required to make a rescission offer (the “Rescission Offer”) to any Florida resident that purchased a Note from us during the Purchase Period (a “Rescission Note”).

Q:	What will I receive if I accept the Rescission Offer?

A:
If you accept the Rescission Offer and have not resold your Rescission Note on the Folio Investing Note Trader Platform, which is operated and maintained by FOLIOfn Investments, Inc., a registered broker-dealer (the “Note Trader Platform”), we will repurchase the Rescission Note at a purchase price equal to the outstanding principal balance of the Rescission Note as of the date that is 30 days from the date of this prospectus (the “Expiration Date”).

If you have resold your Rescission Note on the Note Trader Platform, you can still accept the Rescission Offer. But in that case, instead of repurchasing the Rescission Note, we will make a payment to you equal to the amount, if any, by which the price you paid to purchase the Rescission Note exceeds the price you received for reselling the Note on the Note Trader Platform.

In either case, you will also be entitled to interest on the original purchase price of the Rescission Note at a rate of 6% per annum from the date you purchased the Rescission Note through the Expiration Date; provided, however, that you are only entitled to receive this interest payment if and to the extent the amount of such interest exceeds the total interest, late fees and other fees you have received with respect to the Rescission Note as of the Expiration Date.

Q:	Am I required to accept the Rescission Offer?

A:	No. You are not required to accept the Rescission Offer. Your decision to accept or reject the Rescission Offer is completely voluntary.

Q:	Should I accept the Rescission Offer?

A:
You must make your own decision about whether to accept the Rescission Offer.  In general, it may be economically beneficial to you to accept the Rescission Offer with respect to a Rescission Note that you still own if you believe the value of your Rescission Note on the Expiration Date will be less than the payment you would receive from us for accepting the Rescission Offer, as described in this prospectus.  And in general, it may be economically beneficial to you to accept the Rescission Offer with respect to a Rescission Note that you have resold on the Note Trader Platform if the price you paid to purchase the Rescission Note was greater than the price you received for reselling the Rescission Note.  In making your decision, however, you should consider all relevant factors in light of your particular circumstances, and the possibility that the value of the Rescission Notes you hold may increase or decrease after the Expiration Date.

       WE URGE YOU TO REVIEW THIS PROSPECTUS CAREFULLY BEFORE DECIDING WHETHER TO ACCEPT OR REJECT THE RESCISSION OFFER.

       If you have any questions about the Rescission Offer, you can call us at 1-866-615-6319, Monday through Friday between the hours of 8:00 a.m. and 5:00 p.m., Pacific Time, or email us at florida@prosper.com.

Q:	Where can I obtain the payment history for my Rescission Notes?

A:
You should review the payment history of your Rescission Notes to determine whether you should accept the Rescission Offer. You can review this history on our web site, www.prosper.com, by signing in, and clicking on  the “My Account” tab and then the “Notes” tab.

Q:	What is the effect of the Rescission Offer on my ability to assert claims?

A:
The rights remaining to the recipients of a rescission offer are not clearly delineated under the Florida securities laws. For a more detailed description of the effect of the Rescission Offer on any applicable Florida securities law claims, see “Risk Factors–The Rescission Offer may not bar claims relating to our non-compliance with Florida securities laws, and we may continue to be contingently liable for rescission or damages in an indeterminate amount” and “Risk Factors–Your right of rescission, if any, under Florida law may not survive if you fail to accept the Rescission Offer.”

Q:	When does the Rescission Offer expire?

A:	The Rescission Offer expires at 5:00 p.m., Pacific Time, on [the Expiration Date], which is 30 days from the date of this prospectus.

Q:	What do I need to do now to accept the Rescission Offer?

A:
The Rescission Offer Election Form is set forth on the email that accompanied this prospectus.  To accept the Rescission Offer, please open up the email and click on the “I ACCEPT THE RECESSION OFFER” button. In order to accept the Rescission Offer, you must click on this button on or before 5:00 p.m., Pacific Time, on [the Expiration Date].  If you do so, we will send you an email confirming your acceptance of the Rescission Offer.

IF YOU DO NOT CLICK ON THE “I ACCEPT THE RECESSION OFFER” BUTTON ON YOUR RESCISSION OFFER ELECTION FORM ON OR BEFORE 5:00 P.M.,  PACIFIC TIME, ON THE EXPIRATION DATE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER.

If you accept the Rescission Offer then, following the Expiration Date, we will email you another email confirming your final acceptance of the Rescission Offer and detailing the Rescission Offer transaction and disbursement of all proceeds in accordance with the terms of this prospectus. Your payment for accepting the Rescission Offer will be deposited into your Prosper account within 14 days of the Expiration Date. All amounts will be paid in U.S. dollars.

Q:	What do I need to do now to reject the Rescission Offer?

A:	You do not need to take any action to reject the Rescission Offer.

Q:	What happens if I fail to click on the “I ACCEPT THE RECESSION OFFER” button my Rescission Offer Election Form in a timely manner?

A:
If you do not click on the “I ACCEPT THE RECESSION OFFER” button on your Rescission Offer Election Form in a timely manner, you will be deemed to have rejected the Rescission Offer. If you reject the Rescission Offer, you will not receive any payment with respect to your Rescission Notes.

Q:	Can I change my mind about accepting or rejecting the Rescission Offer?

A:
Yes. You can change your decision about accepting or rejecting the Rescission Offer at any time on or before the Expiration Date.  To change your decision about rejecting the Rescission Offer, simply open up your Rescission Offer Election Form and click on the “I ACCEPT THE RECESSION OFFER” button on or before 5:00 P.M., Pacific Time, on the Expiration Date.

To change your decision about accepting the Rescission Offer, you must send us an email at florida@prosper.com that includes your name, the email address you use to log on to our web site and a clear statement that you are rejecting the Rescission Offer. THIS NOTICE OF REJECTION MUST BE COMPREHENSIBLE AND RECEIVED AT THE ABOVE EMAIL ADDRESS ON OR BEFORE 5:00 P.M., PACIFIC TIME, ON THE EXPIRATION DATE, OR YOU WILL BE DEEMED TO HAVE ACCEPTED THE RESCISSION OFFER PURSUANT TO YOUR ELECTION ON YOUR RESCISSION OFFER ELECTION FORM.

Q:	When will I receive payment for my Rescission Notes if I properly accept the Rescission Offer?

A:
Following the Expiration Date, we will email you a Confirmation Statement confirming your acceptance of the Rescission Offer and detailing the Rescission Offer transactions and disbursement of all proceeds in accordance with the terms of this prospectus. Your proceeds from the Rescission Offer will be deposited into your Prosper account within 14 days of the Expiration Date. All amounts will be paid in U.S. dollars.

Q:	Who can help answer my questions?

A:
If you have questions regarding the Rescission Offer, you may call us at 1-866-615-6319, Monday through Friday between the hours of 8:00 a.m. and 5:00 p.m., Pacific Time, or email us at florida@prosper.com.

RISK FACTORS

An investment in our Borrower Payment Dependent Notes (the “Notes”)  involves risks. You should carefully consider the following risk factors relating to the Rescission Offer in addition to the risks identified in “Forward-Looking Statements” above and the risks identified under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2009 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010. Please see “Where You Can Find More Information” on page 7.

The Rescission Offer may not bar claims relating to our possible non-compliance with Florida securities laws, and we may continue to be contingently liable for rescission or damages in an indeterminate amount.

It is not certain that the Rescission Offer will have the effect of barring claims relating to our possible non-compliance with applicable Florida securities laws. If a person accepts the Rescission Offer, we believe our potential liability to that person will be eliminated. Should the Rescission Offer be rejected, we may continue to be contingently liable for rescission or damages, which could result in a material adverse effect on our results of operations and financial condition. In addition, the Rescission Offer will not prevent regulators from pursuing enforcement actions or imposing penalties and fines against us with respect to any violations of securities laws. In any event, we do not expect the Rescission Offer to have a material impact on our financial condition or liquidity.

Your right of rescission under Florida law, if any, may not survive if you fail to accept the Rescission Offer.

The rights remaining to the recipients of a rescission offer are not clearly delineated under Florida securities laws. We understand that, under Florida law, acceptance or rejection of a rescission offer may preclude offerees from initiating an action against the rescission offeror in connection with the registration of securities that are the subject of the rescission offer. In this regard we urge you to consult with your legal adviser to determine whether to accept or reject the Rescission Offer.  We may assert, among other defenses, in any litigation initiated by a person eligible to participate in the Rescission Offer who accepts or rejects the Rescission Offer, that such person is estopped from asserting such claims as a result of the Rescission Offer. We do not make any representation as to the compliance of this Rescission Offer with applicable Florida law.

Statutes of limitations under state laws vary by state, with the limitation time period under many state statutes not typically beginning until the facts giving rise to a violation are known. Our Rescission Offer is not an admission that we did not comply with any federal and state registration or disclosure requirements, nor is it a waiver by us of any applicable statute of limitations or any potential defense we may have. Determining when a statute of limitations expires can be a difficult issue, and you should consult with an attorney if you have any questions regarding how any statute of limitations may apply to any claims you have.

OUR COMPANY

  We provide a peer-to-peer online credit platform, which enables our borrower members to obtain unsecured consumer loans and our lender members to purchase Notes, the proceeds of which facilitate the funding of those loans.  Each Note is dependent for payment on payments we receive on a corresponding borrower loan.  We set the interest rates for borrower loan based on likelihood of default, estimated loss rates, loan terms, group affiliations, the general economic environment and competitive conditions.  The interest rate on each Note is equal to the interest rate on the corresponding borrower loan, less our servicing fee, which is currently set at 1%.

           We incorporated in Delaware in March 2005 and launched our public website, www.prosper.com, on February 13, 2006.  Our corporate headquarters are located in San Francisco, California.  Our principal executive offices are located at 111 Sutter St. Floor 22, San Francisco, California, 94109. Our telephone number is (415) 593-5400.

THE RESCISSION OFFER

Background and Reasons for the Rescission Offer

During the Purchase Period, we inadvertently allowed our registration in Florida to offer and sell Notes to expire.  We submitted an application to renew our registration to the FOFR on August 5, 2010. The FOFR approved our application effective as of August 6, 2010.  At that time, the FOFR also informed us that, pursuant to Section 517.211(1), Florida Statutes, we were required to make the Rescission Offer to any Florida resident that purchased a Note during the Purchase Period.

We are making this Rescission Offer with regard to an aggregate principal amount of $131,221 of Rescission Notes, which were sold to Florida residents during the Purchase Period. We are making the Rescission Offer to ensure compliance with the Florida securities laws. None of our officers or directors is eligible to participate in the Rescission Offer.

Effect of the Rescission Offer

If you reject or fail to timely accept the Rescission Offer in accordance with the terms and conditions set forth in this prospectus and the Rescission Offer Election Form by 5:00 p.m., Pacific Time, on the Expiration Date, you will retain ownership of the Rescission Notes you still own and will not receive any payment for any Rescission Notes you purchased.

Your acceptance of the Rescission Offer may preclude you from later seeking similar relief, if any is available. We understand that, under Florida law, acceptance or rejection of a rescission offer may preclude offerees from initiating an action against the rescission offeror in connection with the registration of securities that are the subject of the rescission offer. In this regard we urge you to consult with your legal adviser to determine whether to accept or reject the Rescission Offer.  We may assert, among other defenses, in any litigation initiated by a person eligible to participate in the Rescission Offer who accepts or rejects the Rescission Offer, that such person is estopped from asserting such claims as a result of the Rescission Offer.

We believe that this Rescission Offer is exempt from registration under Florida securities laws and thus need not comply with Florida securities laws regulating such offers. However, we do not make any representation as to the compliance of this Rescission Offer with any applicable Florida law.

Statutes of limitations under state laws vary by state, with the limitation period under many state statutes not typically beginning until the facts giving rise to the violation are known. Our Rescission Offer is not an admission that we did not comply with any federal or state registration or disclosure requirement, nor is it a waiver by us of any applicable statute of limitations or any potential defense we may have. Determining when a statute of limitations expires can be a difficult issue, and you should consult with an attorney if you have any questions regarding how a statute of limitations may apply to any claims you have or regarding any of your legal rights and remedies before deciding whether or not to accept the Rescission Offer.

Terms of the Rescission Offer

If you accept the Rescission Offer and have not resold your Rescission Note on the Note Trader Platform, we will repurchase the Rescission Note at a purchase price equal to the outstanding principal balance of the Rescission Note as of the Expiration Date.  If you have resold your Rescission Note on the Note Trader Platform, you can still accept the Rescission Offer.  But in that case, instead of repurchasing the Rescission Note, we will make a payment to you equal to the amount, if any, by which the price you paid to purchase the Rescission Note exceeds the price you received for reselling the Rescission Note on the Note Trader Platform.  In either case, you will also be entitled to interest on the original purchase price of the Rescission Note at a rate of 6% per annum from the date you purchased the Rescission Note through the Expiration Date; provided, however, that you are only entitled to receive this interest payment if and to the extent the amount of such interest exceeds the total interest, late fees and other fees you have received with respect to the Rescission Note as of the Expiration Date.

Although this prospectus uses the term “interest” when describing the calculation of the Rescission Offer price, the term is only intended to describe the method used to calculate the payment amount, and the payment is not considered interest for federal income tax purposes. Instead, the entire amount will be considered as a payment for the sale of your Rescission Notes.

The Rescission Offer will expire at 5:00 p.m., Pacific Time, on [the Expiration Date], which is the Expiration Date. If all actions required to validly accept the Rescission Offer are completed in accordance with the terms and conditions set forth in this prospectus and the instructions to the Rescission Offer Election Form prior to the deadline specified in the preceding sentence, we expect to deposit any proceeds to which you are entitled into your Prosper account within 14 days following the Expiration Date. All amounts will be paid in U.S. dollars.

How to Accept or Reject the Rescission Offer

YOU ARE NOT LEGALLY REQUIRED TO ACCEPT THE RESCISSION OFFER.

How to accept the Rescission Offer

Acceptance of the Rescission Offer is optional. In general, it may be economically beneficial to you to accept the Rescission Offer with respect to a Rescission Note that you still own if you believe the value of your Rescission Note on the Expiration Date will be less than the payment you would receive from us for accepting the Rescission Offer, as described in this prospectus.  And in general, it may be economically beneficial to you to accept the Rescission Offer with respect to a Rescission Note that you have resold on the Note Trader Platform if the price you paid to purchase the Rescission Note is greater than the price you received for reselling the Rescission Note.

Your Rescission Offer Election Form is set forth in the email that accompanied this prospectus.  To accept the Rescission Offer, you must open the Rescission Offer Election Form and click on the button labeled “I ACCEPT THE RECESSION OFFER” on or before 5:00 p.m., Pacific Time, on [the Expiration Date], which is the Expiration Date. If you do so, we will send you an email confirming your acceptance of the Rescission Offer.

TO ACCEPT THE RESCISSION OFFER, YOU MUST CLICK ON THE “I ACCEPT THE RECESSION OFFER” BUTTON ON YOUR RESCISSION OFFER ELECTION FORM ON OR BEFORE 5:00 P.M., PACIFIC TIME, ON THE EXPIRATION DATE. OTHERWISE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER.. WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER YOU ARE ELIGIBLE TO ACCEPT THE RESCISSION OFFER AND WHETHER YOU HAVE VALIDLY DONE SO.

How to reject the Rescission Offer

You do not need to take any action to reject the Rescission Offer. If you change your decision and want to reject the Rescission Offer after having accepted the Rescission Offer, you may reject the Rescission Offer by sending an email that includes your name, the email address you use to sign on to our web site and a clear statement that you are rejecting the Rescission Offer. You may mail your notice of rejection to florida@propser.com.

If you have previously accepted the Rescission Offer and you change your mind, we must receive this notice of rejection on or before 5:00 p.m., Pacific Time, on the Expiration Date. Otherwise, you will be deemed to have accepted the Rescission Offer pursuant to your Rescission Offer Election Form.

IF YOU FAIL TO PROPERLY COMPLETE ALL ACTIONS REQUIRED FOR VALIDLY ACCEPTING THE RESCISSION OFFER PRIOR TO 5:00 P.M., PACIFIC TIME, ON THE EXPIRATION DATE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER. ACCEPTANCE OR REJECTION OF THE RESCISSION OFFER MAY TERMINATE YOUR RIGHT TO BRING A CIVIL ACTION AGAINST US FOR FAILURE TO REGISTER THE SHARES UNDER FLORIDA SECURITIES LAWS.

Funding the Rescission Offer

We have sufficient funds available to pay for the purchase of any Rescission Notes that may be tendered to us as a result of the Rescission Offer.

Questions about the Rescission Offer

If you have questions about the Rescission Offer, you may call us at 1-866-615-6319, Monday through Friday between the hours of 8:00 a.m. and 5:00 p.m., Pacific Time, or email us at florida@prosper.com.

USE OF PROCEEDS

We will receive no proceeds from the Rescission Offer.

WHERE YOU CAN FIND MORE INFORMATION

We maintain an Internet website at www.prosper.com. All of our reports filed with the SEC (including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K) are accessible through the Prospectus section of our website at www.prosper.com/prospectus, free of charge, as soon as reasonably practicable after electronic filing. The public may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Room 1580, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We incorporate into this prospectus by reference the following documents filed by us with the SEC, each of which should be considered an important part of this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2010;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2010;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2010;

•	Our Current Report on Form 8-K filed September 16, 2010;

•	Our Current Report on Form 8-K filed April 20, 2010; and

•	Our Current Report on Form 8-K filed February 3, 2010;

•
The description of our Notes contained in our Registration Statement on Form S-1 (Registration No. 333-147019) filed October 30, 2007, as amended on January 11, 2011, December 17, 2010, April 15, 2010 and October 9, 2009.

Any person, including any beneficial owner, to whom this prospectus is delivered may request copies of this prospectus and any of the documents incorporated by reference into this prospectus, without charge, by written or oral request directed to Prosper Customer Service Relations, Prosper Marketplace, Inc., 111 Sutter St. Floor 22, San Francisco, California 94109, telephone (415) 593-5400, on the “Prospectus” section of Prosper’s website at http://www.prosper.com/prospectus, or from the SEC through the SEC’s website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference into those documents.

LEGAL MATTERS

Unless otherwise specified in this prospectus, certain legal matters relating to the securities to be offered hereby will be passed upon for us by Sachin Adarkar, Esq., General Counsel of our Company.

EXPERTS

The consolidated financial statements of Prosper Marketplace, Inc. at December 31, 2009, and for the year then ended, incorporated by reference in this Prospectus and Registration Statement have been audited by Odenberg, Ullakko, Muranishi & Co. LLP, an independent registered public accounting firm, and at December 31, 2008 and for the year then ended by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their respective reports incorporated by reference elsewhere herein.  The financial statements referred to above are included in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

PART II
 INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following is an itemized statement of the expenses expected to be incurred in connection with the Rescission Offer. With the exception of the SEC registration fee, the amounts set forth below are estimates.

SEC registration fee	$0
Accounting fees and expenses	13,000
Printing and mailing fees	0
Legal fees and expenses	5,000
Miscellaneous	0
Total	$18,000

Item 14.	Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation and bylaws limit the liability of directors to the fullest extent permitted under Delaware law.  Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breaches of their fiduciary duties as directors, except liability for:

•any breach of the director’s duty of loyalty to the corporation or its stockholders;

•any act or omission not in good faith, believed to be contrary to the interests of the corporation or its stockholders, involving reckless disregard for the director’s duty, for acts that involve an unexcused pattern of inattention that amounts to an abdication of duty, or that involves intentional misconduct or knowing or culpable violation of law;

•any unlawful payments related to dividends, unlawful stock repurchases, redemptions, loans, guarantees or other distributions; or

•any transaction from which the director derived an improper personal benefit.

These limitations do not affect the availability of equitable remedies, including injunctive relief or rescission.  As permitted by Delaware law, our amended and restated certificate of incorporation and bylaws also provide that:

•we will indemnify our directors and officers to the fullest extent permitted by law;

•we may indemnify our other employees and other agents to the same extent that we indemnify our officers and directors; and

•we will advance expenses to our directors and officers in connection with a legal proceeding, and may advance expenses to any employee or agent; provided, however, that such advancement of expenses shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person was not entitled to be indemnified.

The indemnification provisions contained in our amended and restated certificate of incorporation and bylaws are not exclusive.

In addition to the indemnification provided for in our amended and restated certificate of incorporation and bylaws, we have entered into indemnification agreements with each of our directors.  The indemnification agreements require us, among other things, to indemnify such persons for all expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement (if such settlement is approved in advance by Prosper) (collectively, “Expenses”) actually and reasonably incurred by such person in connection with the investigation, defense or appeal of any proceeding to which such person may be made a party by reason of:

• such person’s service as a director or officer of Prosper,

•any action taken by such person while acting as director, officer, employee or agent of Prosper, or

• such person’s actions while serving at the request of Prosper as a director, officer, employee, trustee, general partner, managing member, agent or fiduciary of Prosper or any other entity in each case, whether or not serving in any such capacity at the time such Expense is or was incurred.

In addition, Prosper is required to indemnify such persons against any Expenses actually and reasonably incurred in connection with any action establishing or enforcing a right to indemnification or advancement of expenses under the agreement or under any directors’ and officers’ liability insurance policies maintained by Prosper to the extent that such person is successful in such action.

Under the indemnification agreements, we are not obligated to provide indemnification on account of any proceeding unless such person acted in good faith and in a manner reasonably believed to be in the best interests of Prosper, and with respect to criminal proceedings, such person had no reasonable cause to believe his conduct was unlawful.  The termination of a proceeding by judgment, settlement, conviction or upon a plea of nolo contendere or its equivalent does not, by itself, create the presumption that such person did not satisfy the above standards

In addition, under the indemnification agreements, we are not obligated to provide indemnification:

•for any proceedings or claims initiated or brought voluntarily by such person and not by way of defense, unless such indemnification is authorized by the Company, other than a proceeding to establish such person’s right to indemnification;

•for any expenses incurred by such person with respect to any proceeding instituted by such person to enforce and interpret the terms of his indemnification agreement, unless such person is successful in such action;

•for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;

• for an accounting or disgorgement of profits pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements); and.

• for any reimbursement of Prosper by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of Prosper, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of Prosper pursuant to Section 304 of the Sarbanes-Oxley Act, or the payment to Prosper of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements).

The indemnification agreements also provide that we agree to indemnify such persons to the fullest extent permitted by law, even if such indemnification is not specifically authorized by the other provisions of the agreement or our amended and restated certificate of incorporation or bylaws.  Moreover, the indemnification agreements provide that any future changes under Delaware law that expand the ability of a Delaware corporation to indemnify its officers and directors are automatically incorporated into the agreements and that, to the extent permitted by law, any future changes under Delaware law that would limit the ability of a Delaware corporation to indemnify its officers and directors shall have no effect on our indemnification obligations as set forth in such agreements.

We also maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

 Item 15.  Recent Sales of Unregistered Securities

Issuances of Capital Stock, Warrants and Promissory Notes

Set forth below is information regarding shares of common and preferred stock issued, warrants exercisable for common and preferred stock issued, convertible notes issued and options granted by us within the past 3 years.  Also included is the consideration, if any, received by us for such securities and information relating to the section of the Securities Act of 1933, as amended (the “Securities Act”), or rule of the Securities and Exchange Commission, under which exemption from registration was claimed.  No underwriters were involved in the sale of any of the securities set forth below.

In November 2009, the Company issued and sold a promissory note and related warrants to purchase an aggregate of 164,178 shares of the Company’s Common Stock to an accredited investor, for an aggregate purchase price of $1,000,000.  In connection with the consummation of the Company’s Series D financing, the note and all outstanding principal and accrued interest thereunder was converted into shares of the Company’s Series D preferred stock.  These securities were sold in reliance on the exemption from the registration requirements of the Securities Act set forth in Section 4(2) under the Securities Act and Regulation D promulgated thereunder regarding sales by an issuer not involving any public offering.

In February 2010, the Company sold promissory notes and issued warrants to acquire shares of its common stock to accredited investors, all of which were existing investors, for an aggregate purchase price of $2,000,000.  In connection with the consummation of the Company’s Series D financing, these notes and all outstanding principal and accrued interest thereunder were converted into shares of the Company’s Series D preferred stock.  These securities were sold in reliance on the exemption from the registration requirements of the Securities Act set forth in Section 4(2) under the Securities Act and Regulation D promulgated thereunder regarding sales by an issuer not involving any public offering.

In March 2010, the Company entered into a Note Option Agreement with an individual accredited investor, who was also an existing investor, pursuant to which, the investor granted Prosper an option to sell him an aggregate principal amount of up to $300,000 of convertible promissory notes.  Prosper exercised the option in full on March 22, 2010. Prosper paid off the notes in full in a single payment on April 19, 2010.   These securities were sold in reliance on the exemption from the registration requirements of the Securities Act set forth in Section 4(2) under the Securities Act and Regulation D promulgated thereunder regarding sales by an issuer not involving any public offering.

In April 2010, the Company sold promissory notes to accredited investors, all of which were existing investors, for an aggregate purchase price of $250,000.  In connection with the consummation of the Company’s Series D financing, these notes and all outstanding principal and accrued interest thereunder were converted into shares of the Company’s Series D preferred stock.  These securities were sold in reliance on the exemption from the registration requirements of the Securities Act set forth in Section 4(2) under the Securities Act and Regulation D promulgated thereunder regarding sales by an issuer not involving any public offering.

In April 2010, we issued and sold to investors an aggregate of 20,340,705 shares of our Series D convertible preferred stock (“Series D”) and 3,110,188 shares of our Series D-1 convertible preferred stock (“Series D-1”) at a purchase price of $0.74 per Series D share for an aggregate consideration of $14,721,612, net of issuance costs of $275,903. These securities were sold in reliance on the exemption from the registration requirements of the Securities Act set forth in Section 4(2) of the Securities Act and Regulation D promulgated thereunder regarding sales by an issuer not involving a public offering.

Stock-Options and Restricted Stock

During the years ended December 31, 2008, 2007 and 2006, we granted 4,000, 3,000 and 1,000 fully vested common shares, respectively, to employees for services.  During the year ended December 31, 2009 and the nine months ended September 30, 2010 the Company did not grant any fully vested common shares to employees.  All shares in 2006 and 2,000 of the shares granted in 2007 were granted at $0.50 per share.  All shares in 2008 and 1,000 shares granted in 2007 were granted at $2.17 per share.  In addition, we granted 1,500 and 2,500 immediately vested common shares at $2.17 per share to non-employees for services during the years ended December 31, 2008 and 2007, respectively, and 11,294 immediately vested shares at $0.50 per share in 2006.  During the year ended December 31, 2009 the Company granted 6,500 fully vested common shares to non-employees.  Of the 6,500 shares granted in 2009, 2,000 shares were valued at $0.56 per share, and the remaining 4,500 shares were valued at $1.94 per share.  During the nine months ended September 30, 2010 the Company did not grant any fully vested common shares to non-employees.  In 2006, we also issued 26,483 shares of common stock valued at $0.50 per share as partial payment to acquire the prosper.com domain name.  These securities were sold or granted in reliance on the exemption from the registration requirements of the Securities Act set forth in Section 4(2) of the Securities Act regarding sales by an issuer not involving a public offering.

From inception to September 30, 2010, we granted stock options to purchase an aggregate of 9,370,782 shares of our common stock, of which options to purchase 2,616,222 shares were canceled and options to purchase 334,716 shares were exercised.  The options were granted at various exercise prices as set forth in Note 13 to the Company’s audited financial statements for the year ended December 31, 2009 and in Note 10 for the quarters ended March 31, June 30, and September 30, 2010.  The options were granted to employees and consultants pursuant to our 2005 Stock Plan or other written compensatory plans or arrangements.  The shares of common stock issued upon exercise of options are deemed restricted securities for the purposes of the Securities Act.  The grants of stock options and the shares of common stock issuable upon the exercise of the options and the shares of restricted stock were issued pursuant to written compensatory plans or arrangements with our employees and consultants, in reliance on the exemption provided by Section 3(b) of the Securities Act and Rule 701 promulgated thereunder.

In December 2008, the Company received Board approval to extend an offer to exchange a total of 397,500 options held by certain employees with an exercise price of $1.38 per share, which was below the then current fair market value of the Company’s common stock, for 454,405 new options with an exercise price of $1.94 per share.  With the exception of the exercise price, the new options have the same terms and conditions of the original grants.  The exchange offer was conducted pursuant to the exemption provided by Section 3(a)(9) of the Securities Act.

Item 16.	Exhibits and Financial Statement Schedules.

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Company’s Form 10-Q, filed June 30, 2010, Registration No. 333-147019)

3.2	Bylaws of the Registrant, dated March 22, 2005 (incorporated by reference to Exhibit 3.2 of the Company’s Form S-1, filed October 30, 2007, Registration No. 333-147019)

4.1	Form of Prosper Borrower Payment Dependent Note (included as Exhibit A in Exhibit 4.2)

4.2
Indenture, dated June 15, 2009, between Prosper Marketplace, Inc. and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.2 of the Company’s Form S-1/A, filed June 26, 2009, Registration No. 333-147019)

5.1	Opinion of Covington & Burling LLP (incorporated by reference to Exhibit 5.1 of the Company’s Post Effective Amendment No. 3, filed December 16, 2010, Registration No. 333-147019)

5.2*	Opinion of Sachin Adarkar, Esq., General Counsel of the Company

10.1	Form of Borrower Registration Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Post Effective Amendment No. 3, filed December 16, 2010, Registration No. 333-147019)

10.2
Form of Lender Registration Agreement (Note Commitment, Purchase and Sale Agreement) (incorporated by reference to Exhibit 10.2 of the Company’s Post Effective Amendment No. 3, filed December 16, 2010, Registration No. 333-147019)

10.3
Amended and Restated Loan Account Program Agreement, dated September 14, 2010, between WebBank and Prosper Marketplace, Inc. (incorporated by reference to Exhibit 10.3 of the Company’s Quarterly Report on Form 10-Q, filed November 12, 2010, Registration No. 333-147019)

10.4
Amended and Restated Loan Sale Agreement, dated September 14, 2010, between WebBank and Prosper Marketplace, Inc. (incorporated by reference to Exhibit 10.4 of the Company’s Quarterly Report Form 10-Q, filed November 12, 2010, Registration No. 333-147019)

10.5
Hosting Services Agreement, dated March 3, 2009, between FOLIOfn Investments, Inc. and Prosper Marketplace, Inc. (incorporated by reference to Exhibit 10.5 of the Company’s Form S-1/A, filed April 14, 2009, Registration No. 333-147019)

10.6
Prosper-Folio Services Agreement, dated March 3, 2009, between FOLIOfn Investments, Inc. and Prosper Marketplace, Inc. (incorporated by reference to Exhibit 10.6 of the Company’s Form S-1/A, filed April 14, 2009, Registration No. 333-147019)

10.7
Prosper-Folio Software License Agreement, dated March 3, 2009, between FOLIOfn Investments, Inc. and Prosper Marketplace, Inc. (incorporated by reference to Exhibit 10.7 of the Company’s Form S-1/A, filed April 14, 2009, Registration No. 333-147019)

23.1*	Consent of Odenberg, Ullakko, Muranishi & Co. LLP, an independent registered public accounting firm

23.2*	Consent of Ernst & Young LLP, an independent registered public accounting firm

24.1*	Power of Attorney (see page II-6 of this prospectus)

99.1*	Rescission Offer Election Form

*	Filed herewith

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

1.  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.  That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.  That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

ii.  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

iii.  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

iv.  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

6.  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 21st  day of January, 2011.
PROSPER MARKETPLACE, INC.

By:	/s/ Christian A. Larsen
Christian A. Larsen
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Christian A. Larsen and Kirk T. Inglis and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Name	Title	Date

/s/ Christian A. Larsen	Chief Executive Officer (principal executive officer); Director	January 21, 2011
Christian A. Larsen

/s/ Kirk T. Inglis	Chief Financial Officer (principal financial and accounting officer); Chief Operating Officer	January 21, 2011
Kirk T. Inglis

/s/ James W. Breyer		January 21, 2011
James W. Breyer	Director

/s/ Lawrence W. Cheng		January 21, 2011
Lawrence W. Cheng	Director

/s/ Court B. Coursey		January 21, 2011
Court B. Coursey	Director

/s/ Nigel W. Morris		January 21, 2011
Nigel W. Morris	Director

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Company’s Form 10-Q, filed June 30, 2010, Registration No. 333-147019)

3.2	Bylaws of the Registrant, dated March 22, 2005 (incorporated by reference to Exhibit 3.2 of the Company’s Form S-1, filed October 30, 2007, Registration No. 333-147019)

4.1	Form of Prosper Borrower Payment Dependent Note (included as Exhibit A in Exhibit 4.2)

4.2
Indenture, dated June 15, 2009, between Prosper Marketplace, Inc. and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.2 of the Company’s Form S-1/A, filed June 26, 2009, Registration No. 333-147019)

5.1	Opinion of Covington & Burling LLP (incorporated by reference to Exhibit 5.1 of the Company’s Post Effective Amendment No. 3, filed December 16, 2010, Registration No. 333-147019)

5.2*	Opinion of Sachin Adarkar, Esq., General Counsel of the Company

10.1	Form of Borrower Registration Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Post Effective Amendment No. 3, filed December 16, 2010, Registration No. 333-147019)

10.2
Form of Lender Registration Agreement (Note Commitment, Purchase and Sale Agreement) (incorporated by reference to Exhibit 10.2 of the Company’s Post Effective Amendment No. 3, filed December 16, 2010, Registration No. 333-147019)

10.3
Amended and Restated Loan Account Program Agreement, dated September 14, 2010, between WebBank and Prosper Marketplace, Inc. (incorporated by reference to Exhibit 10.3 of the Company’s Quarterly Report on Form 10-Q, filed November 12, 2010, Registration No. 333-147019)

10.4
Amended and Restated Loan Sale Agreement, dated September 14, 2010, between WebBank and Prosper Marketplace, Inc. (incorporated by reference to Exhibit 10.4 of the Company’s Quarterly Report Form 10-Q, filed November 12, 2010, Registration No. 333-147019)

10.5
Hosting Services Agreement, dated March 3, 2009, between FOLIOfn Investments, Inc. and Prosper Marketplace, Inc. (incorporated by reference to Exhibit 10.5 of the Company’s Form S-1/A, filed April 14, 2009, Registration No. 333-147019)

10.6
Prosper-Folio Services Agreement, dated March 3, 2009, between FOLIOfn Investments, Inc. and Prosper Marketplace, Inc. (incorporated by reference to Exhibit 10.6 of the Company’s Form S-1/A, filed April 14, 2009, Registration No. 333-147019)

10.7
Prosper-Folio Software License Agreement, dated March 3, 2009, between FOLIOfn Investments, Inc. and Prosper Marketplace, Inc. (incorporated by reference to Exhibit 10.7 of the Company’s Form S-1/A, filed April 14, 2009, Registration No. 333-147019)

23.1*	Consent of Odenberg, Ullakko, Muranishi & Co. LLP, an independent registered public accounting firm

23.2*	Consent of Ernst & Young LLP, an independent registered public accounting firm

24.1*	Power of Attorney (see page II-6 of this prospectus)

99.1*	Rescission Offer Election Form

*	Filed herewith